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                                                                   EXHIBIT 4.2
                            ASSET PURCHASE AGREEMENT


        This Asset Purchase Agreement (this "AGREEMENT") is made and entered into effective as of 24th December, 1998, between clipartconnection.com, a _______ [corporation/individual] with offices located at
_________________________________, (the "SELLER") and IMSI, a California
corporation with offices located at 75 Rowland Way, Novato, CA 94945, ("IMSI").

                              PRELIMINARY STATEMENT

        The IMSI desires to purchase, and the Seller desires to sell, certain of the assets of the Seller, for the consideration set forth below, subject to the terms and conditions of this Agreement.

        NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

1.      SALE AND DELIVERY OF THE ASSETS

        1.1    Assets to be Purchased

               (a) Subject to and upon the terms and conditions of this Agreement at the closing of the transactions contemplated by this Agreement (the "CLOSING"), the Seller shall sell, transfer, convey, assign, deliver and where applicable, license to the IMSI, and the IMSI shall purchase from the Seller, the following properties, assets and other rights and interests of the Seller including:

                      (i)       all web site materials including, without
                            limitation, all website content, web links, databases, agreements, records and object and source code relating to the URL known as "clipart.com" (collectively, the "SITE");

                      (ii)      all books, records and accounts, correspondence,
                            production records, technical, accounting, customer lists, customer registration files and databases, and any confidential information which has been reduced to writing relating to the Site;

                      (iii)     all of the Seller's right, title and interest i
                            and to, including the right to enforce, all intangible property rights, including but not limited to inventions, discoveries, trade secrets, United States and foreign patents and applications, the domain name
                            "clipartconnection.com" and any derivation thereof, trademark registrations, applications for trademark registrations, logos, copyrights, copyright registrations, owned or where not owned used by the Seller in its business as it relates to the Site (collectively, the "INTANGIBLE Property");and

               (b) The Site, Intangible Property and other properties, assets and business of the Seller described in paragraph (a) above shall be referred to collectively as the "ASSETS."

        1.2 Further Assurances. At any time and from time to time after the Closing, at the IMSI's request and without further consideration, the Seller promptly shall execute and deliver such instruments of sale, transfer, conveyance, assignment and conformation, and take such other action, as the IMSI may reasonably request to more effectively transfer, convey and assign to the IMSI, and to confirm the IMSI's title to, all of the Assets, to put the IMSI in actual possession and operating control thereof, to assist the IMSI in exercising all rights with respect thereto and to carry out the purpose and intent of this Agreement. Seller agrees to effectuate the transfer of the Domain Name registration in a timely manner. Specifically, Seller agrees to prepare and transmit the necessary InterNIC (or any successor domain name registration organization) registration templates and/or to correspond with InterNIC to authorize transfer of the Domain Name and pay any fees associated therewith.


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        1.3.   Purchase Price.

               (a) The purchase price for the Assets shall be equal to the sum of three hundred ten thousand dollars (U.S. $310,000.00), one hundred sixty thousand dollars (U.S. $160,000.00) in cash and one hundred fifty thousand dollars (U.S. $150,000.00) in common stock of IMSI, payable as follows:

                      - One hundred sixty thousand dollars (U.S. $160,000.00) shall be paid pursuant to the terms of the IMSI Note.

                      - Within thirty (30) days of the Closing, IMSI shall deliver to the Seller the number of shares of IMSI Common Stock equal to the average of the closing prices per share of IMSI Common Stock (in U.S. dollars) as quoted on the Nasdaq National Market (or such other exchange or quotation system on which IMSI Common Stock is then traded or quoted) and reported in The Wall Street Journal for the ten (10) trading days ending on, and inclusive of, the date as of which such determination is being made for a total value of one hundred fifty thousand dollars (U.S. $150,000.00.)

                              1. Fractional Shares. No fractional shares of IMSI Common Stock shall be issued in connection with the Exchange.

                              2. Registration Rights. Effective upon the Closing, the Seller shall be granted registration rights under the Securities Act of 1933, as amended (the "1933 ACT".) IMSI shall endeavor to register the Seller's shares of IMSI Common the next time IMSI does a stock registration filing with the SEC on a form suitable for registration of such shares (i.e., not a form relating to employee benefit plans, a merger or similar transaction.) Nothing herein shall require IMSI to separately register the Seller's shares of IMSI Common Stock.

                              3. Limitations on Sale, Transfer of IMSI Common Stock. The Seller shall not sell, transfer, gift or encumber in excess of ten percent (10%) of the total number of shares of IMSI Common Stock provided to the Seller pursuant to this Agreement, in any one calendar month during the twelve (12) month period following the date the IMSI Common Stock becomes tradable without the prior written consent of IMSI. Additionally, the Seller shall give IMSI advance written notice of any proposed sale of IMSI Common Stock pursuant to this Agreement, at least ten (10) business days in advance of the proposed sale. IMSI shall have a perpetual right of first refusal to either purchase such proposed sale shares or to arrange for a third party to purchase such shares.

          1.4 No Liabilities. IMSI shall assume no liabilities, obligations or agreements of the Seller whatsoever and the Seller shall remain solely responsible for, and shall indemnify the IMSI against, all such liabilities, obligations and agreements.

2.     REPRESENTATIONS AND WARRANTIES OF THE SELLER

       The Seller represents and warrants to the IMSI as follows:

       2.1 Authorization. The execution, delivery and performance by the Seller of this Agreement and the agreements provided for herein, and the consummation by the Seller of the transactions contemplated hereby and thereby, will not, with or without the giving of notice or the passage of time or both, (a) violate the provisions of any law, rule or regulation applicable to the Seller; or (b) violate any judgment, decree, order or award of any court, governmental body or arbitrator.

       2.3 Ownership of the Assets. Seller is the exclusive owner of all right, title and interest in and to the assets.

       2.4 Litigation and Claims. The Seller is not a party to, or threatened with, and none of the Assets are subject to, any litigation, suit, action, investigation, proceeding or controversy before any court, administrative agency or other governmental authority relating to or affecting the Assets.

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       2.6     No Infringement. The Site and the Intangible property do not infringe on any patent, trademark, trade name, copyright or other proprietary right of any third party.

       2.7 Regulatory Approvals. All consents, approvals, authorizations and other requirements prescribed by any law, rule or regulation which must be obtained or satisfied by the Seller and which are necessary for the execution and delivery by the Seller of this Agreement and the documents to be executed and delivered by the Seller in connection herewith have been obtained and satisfied.

       2.8 Disclosure. No representation or warranty by the Seller in this Agreement contains any untrue statement of a material fact.


3.     REPRESENTATIONS AND WARRANTIES OF THE IMSI

       The IMSI represents and warrants to the Seller as follows:

       Authorization. The execution, delivery and performance of this Agreement and the agreements provided for herein, and the consummation by the IMSI of the transactions contemplated hereby and thereby, will not, with or without the giving of notice or the passage of time or both, (a) violate the provisions of any law, rule or regulation applicable to such party;
       (b) violate the provisions of the Certificate of Incorporation; or By-laws of the IMSI (c) violate any judgment, decree, order or aware of any court, governmental body or arbitrator.

4.     INDEMNIFICATION

         4.1 The Seller hereby indemnifies and holds harmless the IMSI against all claims, damages, losses, liabilities, costs and expenses (including, without limitation, settlement costs and any legal, accounting or other expenses for investigating or defending any actions or threatened actions) incurred by the IMSI in connection with each and all of the following:

                              (a)       Any breach by the Seller of any
                                        representation or warranty in this
                                        Agreement;

                              (b)       Any intellectual property or other
                                        proprietary claim relating to Site or
                                        anything on the Site;

                       and

                              (c) Any tax liabilities or obligations of the Seller.

         4.2 Claims for Indemnification. Whenever any claim shall arise for indemnification hereunder the IMSI (the "INDEMNIFIED PARTY") shall promptly notify the Seller (the "INDEMNIFYING PARTY") of the claim and, when known, the facts constituting the basis for such claim. In the event of any such claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings by a third party. The Indemnified Party shall not settle or compromise any claim by a third party for which it is entitled to indemnification hereunder without the prior written consent of the Indemnifying Party, which shall not be unreasonable withheld, unless suit shall have been instituted against it and the Indemnifying Party shall not have taken control of such suit after notification thereof as provided in
               Section 4.1 of this Agreement.

         4.3 Payment of Indemnification Obligation. The Seller hereby agrees that any claim for indemnification by the IMSI under this Section 4 or under any other provision of this Agreement may, at IMSI's option, be set off against any of the IMSI's obligations to make payments to the Seller under this Agreement, if any.

  5.     CONFIDENTIALITY

         5.1 All documentation and information provided to in anticipation of this agreement, both written and oral, by the party disclosing the information ("the Disclosing Party") is proprietary or confidential, including without limitation the terms of this or any other agreement between the parties, financial documents, copies of third party agreements in whole or in part, drawings, computer program listings, techniques, algorithms and processes and technical and marketing information ("Confidential Information.") All information supplied by the Disclosing Party in connection with this Agreement shall be treated confidentially by the recipient of the confidential information ("Recipient") and its employees, and shall


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               not be disclosed by the Recipient without the Disclosing Party's prior written consent.

        5.2 The parties agree that, in the event of Recipient's breach or threatened breach of the confidentiality provision hereof, an action at law for damages would not be adequate to protect the rights of the Disclosing Party. Therefore, Recipient agrees that in the event of a breach or threatened breach, the disclosing party shall be entitled to injunctive and/or other equitable relief to prevent a breach thereof and to secure their enforcement, which shall be in addition to any other rights of the disclosing party. Recipient acknowledges and agrees that the Disclosing party shall be entitled to punitive damages in the event that the confidentiality provision is breached.

6.      MISCELLANEOUS

        6.1 Notices Any notices or other communications required or permitted hereunder shall be sufficiently given if delivered personally or sent by telex, federal express, registered or certified mail, postage prepaid, addressed as follows or to such other address of which the parties may have given notice:

If to IMSI;                                 If to Seller:

IMSI                                        ______________________
75 Rowland Way                              Attention: ___________
Novato, CA 94945                            ______________________
                                            Telephone: ___________
Telephone (415) 257-3000                    Facsmile:  ___________
Facsimile: (415) 897-7360

Copy to:
Legal Department
FAX: #415/893-9860

Unless otherwise specified herein, such notices or other communications shall be deemed received (a) on the date delivered, if delivered personally; or (b) three business days after being sent, if sent by registered or certified mail.

        6.2 Successors and Assigns. Neither party may assign its respective obligations hereunder without the prior written consent of the other party. Any assignment in contravention of this provision shall be void.

        6.3 Entire Agreement. This Agreement represents the entire understanding between the parties hereto with respect to the subject matter hereof and supersede all prior oral and written and all contemporaneous oral negotiations, commitments and understandings between such parties.

        6.4 Expenses. Except as otherwise expressly provided herein, the IMSI and the Seller shall each pay their own expenses in connection with this Agreement and the transactions contemplated hereby.

        6.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of California, notwithstanding any conflict of laws.

        6.6 Section Headings. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the parties.

        6.7 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement

        IN WITNESS WHEREOF the parties hereto have caused this Agreement to be signed under seal as of the date first set forth above.

____________________                        IMSI
By:                                         By:
Name:                                       Name:
Title:                                      Title:



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                                   SCHEDULE A
             LIST OF SITE ADVERTISING AGREEMENTS AND MONTHLY REVENUE




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                                   SCHEDULE B
                             SITE TRAFFIC STATISTICS


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                                   SCHEDULE C
                             SECURED PROMISSORY NOTE


IN THE AMOUNT OF                    International Microcomputer Software Inc.
US$160,000.00                       December 24th, 1998

1. OBLIGATION. In partial consideration for the exchange (the terms and conditions set forth in the Asset Purchase Agreement (the "Asset Purchase Agreement") between the parties and incorporated herein by reference) by _______., (Seller) an ________ corporation, International Microcomputer Software Inc., (IMSI) a California corporation, promises to pay to Seller at Seller's then current address, the unpaid principal amount due under this Secured Promissory Note ("Note.") Full payment of this Note by IMSI is contingent upon the successful unencumbered transfer of the Assets to IMSI as described in the Asset Purchase Agreement.

2. REPAYMENT. This Note will be repaid by IMSI to Seller in full on 15th March 1999. This Note, or any portion thereof, can be paid in advance by IMSI at any time without penalty.

3. EVENTS OF DEFAULT BY PURCHASER. If any of the following events should occur (each herein individually referred to as an "Event of Default"), Seller may declare the entire unpaid principal on this Note, immediately due and payable, by notice in writing to IMSI, without any other presentment, demand, protest or other notice of any kind of character, all of which are hereby expressly waived, anything herein to the contrary notwithstanding:

        3.1 FAILURE TO MAKE PAYMENT. Default in the payment of this Note when due and payable pursuant to the provisions of Section 2 if such default is not cured by IMSI within thirty (30) days after Seller notifies IMSI of such payment's past due status in writing.

        3.2 INSTITUTION OF BANKRUPTCY. The institution by IMSI of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to institution of bankruptcy or insolvency proceedings against it or the filing by it of a petition or answer or consent seeking reorganization or release under the Federal Bankruptcy code, or any other similar federal or state law, or the consent by it to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee, or other similar official, of IMSI, or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due or the taking of corporate action by IMSI in furtherance of any such action or comparable proceedings in IMSI's non-U.S. jurisdiction; or

        3.3 NONDISMISSAL OF BANKRUPTCY PROCEEDINGS. If, within thirty (30) days after the commencement of an action against IMSI seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action will not have been dismissed or all orders or proceedings thereunder affecting the operations or the business of IMSI stayed, or if the stay of any such order or proceeding will thereafter be set aside, or if, within thirty (30) days after the appointment without the consent or acquiescence of IMSI of any trustee, receiver or liquidator of IMSI or of all of any substantial part of the properties of IMSI, such appointment will not have been vacated or comparable proceedings in IMSI's non-U.S. jurisdiction.

4. EVENT OF DEFAULT BY SELLER. If the Seller has failed to comply with any term or condition of the Asset Purchase Agreement, this Note will not mature until such failure of Seller is either remedied or excused by IMSI in writing.

5. PAYMENT OF EXPENSES AND ATTORNEYS' FEES. In case of default in the payment of this Note by IMSI or an Event of Default by Seller, the defaulting party will pay to the non-defaulting party such amount as will be sufficient to cover the cost and expenses of collection, including, without limitation, reasonable attorney's fees, expenses, and disbursements. No course of dealing and no delay on the part of the non-defaulting party in exercising any right will operate as a waiver thereof or otherwise prejudice it's right,


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powers, or remedies. No right, power, or remedy conferred by this Note upon the non-defaulting party will be exclusive of any other rights, power, or remedy referred to in this Note, or now or hereafter available at law, in equity, by statute, or otherwise.

6. GOVERNING LAW. The validity, construction and performance of this Note will be governed by the laws of the State of California, excluding that body of law pertaining to conflicts of law.

               IN WITNESS WHEREOF, IMSI has caused this Note to be executed as of the date and year first above written.

                                  International Microcomputer Software Inc.




                                  By:
                                  Name: Kenneth R. Fineman
                                  Title: Chief Financial Officer


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